UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2019

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-21969

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)    Effective August 28, 2019, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to nine directors and appointed Devinder Kumar to fill the newly created vacancy in Class I of the Board. The term of office for Class I directors does not expire until the 2022 Annual Meeting. However, in accordance with Ciena’s Second Amended and Restated Bylaws, Mr. Kumar will stand for election at the 2020 Annual Meeting of stockholders to serve the remainder of the Class I term, or until his successor is duly elected and qualified. Also effective August 28, 2019, Mr. Kumar was appointed to serve on the Audit Committee of the Board.

Mr. Kumar, age 63, currently serves as Senior Vice President, Chief Financial Officer and Treasurer of Advanced Micro Devices, Inc., in which capacity he is responsible for the company’s global finance organization as well as global corporate services and facilities. Since he joined AMD in 1984, Mr. Kumar has progressed through several leadership positions in corporate accounting and corporate finance, including serving as interim CFO, corporate controller and assistant treasurer. He was appointed Chief Financial Officer in January 2013 and Treasurer in April 2015. He also spent 10 years in Asia as financial controller for AMD Penang and group finance director for AMD’s Manufacturing Services Group across Singapore, Thailand, China and Malaysia. Mr. Kumar received a Bachelor of Science degree from the University of Malaya, Malaysia, a Master of Science degree in biology from the University of California, Santa Barbara, and an MBA in finance from the University of California, Los Angeles.

The Board also approved the grant, effective as of September 1, 2019, of a restricted stock unit award representing shares of Ciena common stock with a target delivered value of approximately $121,973. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of election by the Board. Provided Mr. Kumar continues his service on the Board, the restricted stock unit award will vest in its entirety on September 20, 2020. In connection with his service on the Board of Directors, Mr. Kumar will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filed with the SEC.

A copy of the press release announcing the appointment of Mr. Kumar to Ciena's Board of Directors is furnished as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated August 29, 2019 issued by Ciena Corporation, announcing the appointment of Mr. Kumar to Ciena's Board of Directors.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: August 29, 2019	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary